UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2300 Yonge Street, Suite 1710, Toronto, Ontario, Canada	M4P 1E4
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2009, API Nanotronics, Inc. (the “Company”), granted Stephen Pudles, a director and the Chief Executive Officer of the Company, options to purchase 498,109 shares of Common Stock of the Company and Claudio Mannarino, the Chief Financial Officer of the Company, options to purchase 200,000 shares of Common Stock. Both option grants vest in five equal annual installments commencing August 5, 2010, have an exercise price of $1.43 per share, and terminate on August 4, 2019. The Company also amended Mr. Pudles existing option granted under that certain Stock Option Agreement dated as of April 22, 2008, to provide that the options defined as Performance Options thereunder vest at the rate of one-fifth per year commencing on April 22, 2009, in lieu of vesting in accordance with performance goals.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2009	API NANOTRONICS CORP.

	By:	/s/Claudio Mannarino
Claudio Mannarino
Chief Financial Officer and
Vice President of Finance

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